                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                               MERCOM, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                               MERCOM, INC.
    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:

                                 MERCOM, INC.


                              105 Carnegie Center

                          Princeton, New Jersey 08540

                                (609) 734-3700



                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               October 10, 1996


     The Annual Meeting of Stockholders of Mercom, Inc. will be held on October 10, 1996, at the executive offices of Mercom, Inc., 105 Carnegie Center, Princeton, New Jersey 08540, at 10:00 A.M. local time. The meeting will be held for the following purposes:

        1. To elect seven (7) Directors to serve for a term of one (1) year each.

        2. To ratify the selection of Coopers and Lybrand L.L.P. as independent auditors for the fiscal year ending December 31, 1996.

        3. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

     Only stockholders of record at the close of business on September 16, 1996, will be entitled to vote at the meeting either in person, or by proxy.

     In order to insure that your shares are represented and are voted in accordance with your wishes, KINDLY DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. You are cordially invited to attend the meeting and, if you do so, you may personally vote your shares regardless of whether you have previously submitted a signed proxy to the Company.


                                By order of the Board of Directors.

                                         /s/John D. Filipowicz

                                         JOHN D. FILIPOWICZ
                                         Corporate Secretary

September 18, 1996

                                 MERCOM, INC.
                                PROXY STATEMENT


     This proxy statement is furnished to the stockholders of Mercom, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company, for use at the Annual Meeting of Stockholders (the "Meeting") to be held on October 10, 1996, at 10:00 A.M. local time, at the Company's executive offices, 105 Carnegie Center, Princeton, New Jersey, and at any adjournment or postponement thereof. Shares represented by properly executed proxies will be voted at the meeting, in accordance with the directions set forth therein. If no direction is specified, the shares will be voted by the persons named as proxy holders in favor of Proposals 1 and 2.
As to any other business which may properly come before the Meeting and be submitted to a vote of stockholders, proxies will be voted in the best judgment of the designated proxy holders. The form of proxy enclosed is for use by a stockholder if the stockholder is unable to attend or does not desire to vote in person. Any proxy may be revoked at any time insofar as it has not been exercised. Stockholders may revoke proxies by written notice to the Company, by delivery of a proxy bearing a later date, or by personally appearing at the Meeting and casting a contrary vote. This proxy statement and the accompanying proxy are being mailed to stockholders on or about September 18, 1996.

     The close of business on September 16, 1996, has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournment or postponement thereof. As of September 16, 1996, there were 4,787,060 shares of Common Stock of the Company outstanding. Each share of Common Stock is entitled to one vote. The Company's Common Stock is the only class of voting securities outstanding.

     The holders of record of a majority of the issued and outstanding Common Stock and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business. Directors are elected by a plurality of the votes cast at the Meeting. The holders of Common Stock do not have cumulative voting rights in the election of Directors. The affirmative vote of a majority of the total shares represented is required for approval of Proposal 2 or any other matter as may properly come before the Meeting or any adjournment or postponement thereof. Broker non-votes on the proposals with respect to the election of Directors and the ratification of the selection of auditors are treated as shares as to which voting power has been withheld by the beneficial holders of those shares and, therefore, as shares not entitled to vote on such proposals. Votes will be tabulated at the Meeting by Inspectors of Election.

                                  PROPOSAL 1

                             ELECTION OF DIRECTORS

     In accordance with the Company's Articles of Incorporation and Bylaws, the Board of Directors has determined that the Company's Board shall consist of seven persons and has nominated seven individuals for election as Directors at the Meeting. The individuals nominated for election (the "Nominees") as Directors are: Bruce C. Godfrey; Clifford L. Jones; David C. McCourt; Michael J. Mahoney; Raymond B. Ostroski; Harold J. Rose, Jr.; and George C. Stephenson. Those persons who are elected Directors at the Meeting will hold office for the ensuing year or the election and qualification of their respective successors. It is not anticipated that any of these Nominees will become unavailable for any reason, but, if that should occur before the Meeting, the persons named on the enclosed proxy reserve the right to substitute another person of their choice as nominee or to vote for such lesser number of Directors as may be prescribed by the Board of Directors.


                                  PROPOSAL 2

                     RATIFICATION OF INDEPENDENT AUDITORS

     The Company is asking the stockholders to ratify the selection of Coopers & Lybrand L.L.P. as the Company's independent auditors for the fiscal year ending December 31, 1996. It is not anticipated that representatives of Coopers & Lybrand L.L.P. will be present at the meeting.

     If the stockholders do not ratify this appointment, other independent auditors will be considered by the Board of Directors. Notwithstanding the stockholders' ratification of the selection of the independent auditors, the Board of Directors reserves the right to select other independent auditors at its discretion.

     The Board of Directors recommends that the stockholders vote FOR the ratification of the selection of Coopers & Lybrand L.L.P. to serve as the Company's independent auditors for the fiscal year ending December 31, 1996.

                 INFORMATION CONCERNING ELECTION OF DIRECTORS


     Information as of June 30, 1996, concerning the principal occupation and beneficial ownership of Common Stock of the Company for the Nominees for election as Directors is set forth below:

Nominee                       Director Since                       Age
- - -------                       --------------                       ---

Bruce C. Godfrey                    1994                            40

Executive Vice President and Chief Financial Officer of the Company since April 1994; Executive Vice President and Chief Financial Officer, C-TEC Corporation ("C-TEC"); Senior Vice President, Daniels & Associates, an investment banking firm specializing in the cable television, mobile communications and entertainment businesses (January 1984 - April 1994). Mr. Godfrey does not own any Common Stock of the Company.

Clifford L. Jones                   1991                            68

Adjunct Professor, Penn State University and Project Facilitator; served as President, Capital Region Economic Development Corporation until February 1994; Past President, Pennsylvania Chamber of Business & Industry; Director, Pennsylvania Power & Light Company. Mr. Jones has sole voting and investment power with respect to 300 shares of Common Stock of the Company.

Michael J. Mahoney                  1994                            45

President and Chief Operating Officer of the Company since February 1994; Executive Vice President of the Company (June 1991 - February 1994); President and Chief Operating Officer, C-TEC. Former Executive Vice President and Chief Operating Officer, Harron Communications Corp. Mr. Mahoney does not own any Common Stock of the Company.


David C. McCourt                    1993                            39

Chairman and Chief Executive Officer of the Company since October 1993; Chairman, Chief Executive Officer and Director, C-TEC; President, Chief Executive Officer and Director, RCN Corporation; President and Director, Metropolitan Fiber Systems/McCourt, Inc. since January 1992; Director, MFS Communications Company, Inc., MFS Telecom, Inc. and Cable Satellite Public Affairs Network ("C-SPAN"). Mr. McCourt shares voting and investment power with respect to 50,000 shares of Common Stock of the Company.

Nominee                       Director Since                       Age
- - -------                       --------------                       ---

Raymond B. Ostroski                 1994                            41

Executive Vice President and General Counsel of the Company since February 1995; Vice President, General Counsel and Corporate Secretary of the Company from 1991-1995; Executive Vice President, General Counsel and Corporate Secretary, C-TEC. Mr. Ostroski has sole voting and investment power with respect to 4,000 shares of Common Stock of the Company.

Harold J. Rose, Jr.                 1991                            60

Partner, RK Associates, real estate management consultants since 1990; Former Chairman of the Board and Chief Executive Officer of Merchants Bancorp, Inc. and Chairman of the Board of Merchants Bank, N.A. and Merchants Bank North. Mr. Rose does not own any Common Stock of the Company.

George C. Stephenson                1991                            50

Managing Director, PaineWebber, Inc. since January 1988. Mr. Stephenson has sole voting and investment power with respect to 5,000 shares of Common Stock of the Company.


                            EXECUTIVE COMPENSATION

     Except with respect to the Company's management agreement dated January 1, 1992 (the "Management Agreement") with C-TEC Cable Systems, Inc. ("CCS"), a wholly-owned subsidiary of C-TEC, no executive officer of the Company received any compensation for services rendered on behalf of the Company during the fiscal year ended December 31, 1995. See "Certain Transactions."

                          SECURITY OWNERSHIP OF STOCK

Security Ownership of Management
- - --------------------------------

     As of June 30, 1996, C-TEC owned 2,964,250 shares of Common Stock of the Company. David C. McCourt, Michael J. Mahoney, Bruce C. Godfrey and Raymond B. Ostroski are the principal executive officers of the Company. Directors and executive officers as a group beneficially owned 59,000 shares of Common Stock, representing less than two percent of the outstanding Common Stock of the Company.

Security Ownership of Certain Beneficial Owners
- - -----------------------------------------------

     So far as is known to the Company, no persons, except those listed below, owned beneficially more than five percent (5%) of the outstanding Common Stock. With respect to the named persons, the following information is based on Schedules 13D or 13G filed with the Securities and Exchange Commission ("SEC"), copies of which were supplied to the Company by said persons. The table below discloses the name and address of such beneficial owners, the total number of shares beneficially owned by each and their percentage of ownership in relation to the total shares outstanding and entitled to vote as of June 30, 1996.

Name and Address of                    Amount and Nature of   Percent
Beneficial Owner                       Beneficial Ownership  of Class
- - -------------------                    --------------------  ---------

C-TEC Corporation                            2,964,250         61.92%
105 Carnegie Center
Princeton, New Jersey 08540

Lappin Capital Management, L.P. (1)            463,019          9.67%
767 Third Avenue, 16th Floor
New York, New York 10017
- - ----------------------------------

(1) Based on information obtained from Schedule 13D for the Common Stock of the Company filed through December 15, 1995, with the SEC by Lappin Capital Management, L.P. and LBL Group, L.P.

                             CERTAIN TRANSACTIONS

     The Company entered into the Management Agreement with CCS pursuant to which CCS operates and manages the Company's cable properties. The Management Agreement provides that the Company will pay CCS: (a) an annual fee equal to the greater of: (i) $500,000 or (ii) a percentage of the Company's annual revenues (ranging from 5% of $10 million of revenues, as defined, to 4% of revenues in excess of $20 million); and (b) an annual incentive bonus equal to twenty-five percent (25%) of the Company's earnings before interest, depreciation, amortization and taxes ("EBITDA") as adjusted, during the applicable fiscal year less the base year EBITDA of $3.85 million. During 1995, CCS earned, pursuant to the Management Agreement, management and incentive fees of approximately $1.2 million. In addition, pursuant to the Management Agreement, the Company paid C-TEC Services, Inc., a wholly-owned subsidiary of C-TEC ("C-TEC Services"), $95,593 for certain services (including without limitation, legal, accounting, tax and public relations services) performed for the Company by C-TEC Services and/or non-affiliated third-parties. The cost of such services (to the extent rendered by C-TEC and its affiliates) was determined in accordance with the Management Agreement by calculating all of C-TEC Services' direct and indirect labor, overhead and employee benefit costs associated with the provision of such services.

     The Company is a party to a Credit Agreement with Morgan Guaranty Trust Company of New York ("Morgan Guaranty") dated as of November 26, 1989, as amended (the "Credit Agreement"). The Credit Agreement was most recently amended on August 16, 1995, and consists of a 7.5-year amortizing term loan with a final maturity of December 31, 2002. In addition, the Company entered into a 364-day credit facility of $2,000,000 which matured on August 14, 1996. Prior to this, on March 31, 1995, C-TEC, which owns 61.92% of the Company's outstanding Common Stock, loaned $887,000 to the Company to enable it to make its principal payment of $887,000 scheduled for March 31, 1995, under the Credit Agreement. C-TEC also loaned the Company $1,400,000 to pay amounts related to the Lahey lawsuit. The Company paid interest in 1995 of $39,000 to C-TEC in connection with these two demand notes. The demand notes were repaid in August 1995 as part of the refinancing.

                INFORMATION ABOUT THE BOARD AND ITS COMMITTEES

     The Board of Directors of the Company held five (5) meetings in 1995.

     The Company does not have a nominating or compensation committee.

     The Audit/Affiliated Transactions Review Committee held four (4) meetings in 1995. This committee supervised, among other things, the continuous internal audit program of the Company, reviewed and advised the Board with respect to affiliate transactions and advised and aided the officers of the Company in administrative matters. The current committee consists of Harold J. Rose, Jr., Chairman, Clifford L. Jones and George C. Stephenson.

Directors' Fees
- - ---------------

     Each Director of the Company is paid an annual retainer of $6,000, plus $500 for each Board meeting attended during 1995. Committee Chairmen are paid $1,000 for each committee meeting attended while other committee members are paid $500 for each meeting attended. Members of the Executive Committee are not compensated for participating in the meetings of said committee. Directors who are also employees of C-TEC have authorized the payment of such fees to their employer, C-TEC Services, consistent with the terms of their employment with C-TEC. The following fees were paid in 1995: Clifford L. Jones $10,500; Harold J. Rose, Jr. $12,500; George C. Stephenson $10,500 and C-TEC Services, $37,500.


                                 OTHER MATTERS

     The Board of Directors does not know of any other matters that may come before the Meeting. However, if any other matters properly come before the Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

                              GENERAL INFORMATION

     Upon the written request of any person who on September 16, 1996, was a record owner of the Company's Common Stock, or who represents in good faith that he or she was on such date a beneficial owner of such stock entitled to vote at the Annual Meeting, the Company will send to such person, without charge, a copy of its Annual Report on Form 10-K for 1995, as filed with the Securities and Exchange Commission. Requests for the Report should be directed to Valerie Haertel, Director of Investor Relations, Mercom, Inc., 105 Carnegie Center, Princeton, New Jersey 08540

Solicitation of Proxies
- - -----------------------

     The Company will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited by officers, directors and regular employees of the Company, personally or by telephone, telecopy or telegraph, and the Company may reimburse persons holding stock in their names or those of their nominees for their expenses in forwarding soliciting materials to their principals.

     It is important that proxies be returned promptly, even if you are expecting to attend the meeting in person. Therefore, stockholders are urged to fill in, date, sign and return the enclosed proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States.

Stockholders' Proposals
- - -----------------------

     Any stockholder who desires to submit a proposal to be considered for inclusion in the proxy statement and proxy of the Company relating to the 1997 Annual Meeting of Stockholders must submit such proposal in writing to the Company by December 15, 1996. Such proposals should be hand delivered or mailed, return receipt requested, to the Secretary of the Company.

                                By order of the Board of Directors.


                                        JOHN D. FILIPOWICZ
                                        Corporate Secretary

Dated: September 18, 1996